ORION ENGINEERED CARBONS S.A.
Exhibit 99.1

INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons S.A. Announces
First Quarter Financial Results

Houston, TX—May 6, 2021—Orion Engineered Carbons S.A. (NYSE: OEC), a global supplier of specialty and high-performance carbon black, today announced financial results for the first quarter of 2021.
First Quarter 2021 Highlights
•Capitalized on continued broad-based demand recovery to deliver strong overall volume growth and improved profitability, led by exceptional Specialty performance.
•Positioning the company to complete EPA investments, capture growth in differentiated markets and generate substantial free cash flow in 2023.
•Net sales of $360.1 million, up $24.1 million, year over year.
•Net income of $23.5 million, up $5.5 million, year over year.
•Basic EPS of $0.39, up $0.09, year over year.
•Adjusted EPS1 of $0.51, up $0.07, year over year.
•Adjusted EBITDA1 of $70.9 million, up $7.0 million, year over year.
•Adjusted EBITDA margin1 of 19.7%, up 0.7%, year over year.
1 The reconciliations of Non-GAAP measures to the respective most comparable GAAP measures are provided in the table titled Reconciliation of Non-GAAP Financial Measures below.
“For the second consecutive quarter, EBITDA exceeded prior year levels, as we achieved strong volume growth. Results reflected exceptional demand for our Specialty carbon blacks in most applications and geographies and stable to modestly rising Rubber carbon black demand, depending on the geography. We also gained traction on customer qualifications across several new offerings which we advanced last year. This includes advanced materials such as conductive grades for lithium-ion batteries and other applications. We are on track to deliver strong, profitable growth in 2021 and position the company for further growth in the years to come,” said Corning Painter, Chief Executive Officer.

Mr. Painter continued, “I want to thank our dedicated employees for remaining focused on providing exceptional service to our customers during this period of increased demand. They have remained nimble throughout the past year to ensure uninterrupted product supply. Our emphasis remains on positioning Orion to emerge stronger from the recent downturn and maximizing shareholder value through completing the EPA investments, advancing select strategic investments to capture growth, driving sustainability across our supply chain and positioning the company to generate considerable free cash flow in 2023.”

ORION ENGINEERED CARBONS S.A.
First Quarter 2021 Overview

(In millions, except per share data or stated otherwise)	Q1 2021	Q1 2020	Y/Y Change in %
Volume (kmt)	254.1	235.1	8.1%
Net sales	360.1	336.0	7.2%
Income from operations	42.9	37.5	14.1%
Net income	23.5	18.0	30.5%
Contribution Margin	147.1	131.9	11.6%
Contribution Margin per metric ton	578.9	560.8	3.2%
Adjusted EBITDA	70.9	63.8	11.0%
Basic EPS(1)	0.39	0.30	0.09
Adjusted EPS(2)	0.51	0.44	0.07
Notes:
(1)Basic EPS is calculated by dividing net income by the weighted number of shares outstanding during the period.
(2)Adjusted EPS is calculated by dividing Adjusted Net Income by the weighted average number of shares outstanding during the period. Adjusted Net income excludes certain non-cash items such as foreign exchange rate impacts and long-term incentive plan expenses, and non-recurring items which we do not believe are indicative of our core operating performance such as restructuring and EPA-related expenses. The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the table titled Reconciliation of Non-GAAP Financial Measures.

Volumes increased by 8.1%, year over year, with higher demand in both segments, primarily driven by the broader global economic recovery.

Net sales increased by $24.1 million, or 7.2%, year over year, driven primarily by higher sales volume, partially offset by unfavorable product mix.

Income from operations rose by $5.3 million, or 14.1%, to $42.9 million, primarily driven by higher sales volume, partially offset by higher selling, general and administrative costs.

Net income increased to $23.5 million, compared to net income of $18.0 million in the first quarter of the prior year, driven primarily by higher sales volume, partially offset by unfavorable product mix.

Contribution Margin increased by $15.2 million, or 11.6%, to $147.1 million, year over year, primarily due to higher sales volume, partially offset by unfavorable product mix.

Adjusted EBITDA increased by $7.0 million, or 11.0%, year over year, primarily due to higher volume.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK
(In millions, unless stated otherwise)	Q1 2021	Q1 2020	Y/Y Change in %
Volume (kmt)	71.4	58.3	22.4%
Net sales	144.2	119.8	20.4%
Gross profit	53.4	39.7	34.4%
Gross Profit per Metric Ton	747.9	680.9	9.8%
Adjusted EBITDA	39.7	28.1	41.3%
Adjusted EBITDA/metric ton	555.8	481.2	15.5%
Adjusted EBITDA Margin (%)	27.5	23.4	410bps

ORION ENGINEERED CARBONS S.A.
Net sales rose by $24.4 million, or 20.4%, to $144.2 million, year over year, primarily driven by a 22.4% volume increase, partially offset by unfavorable product mix. Volume gains were principally concentrated in the EMEA and Asia Pacific regions and reflected a broad-based demand increase across nearly all applications.
Specialty Adjusted EBITDA increased by $11.6 million, or 41.3%, to $39.7 million, year over year, primarily due to higher volumes. Adjusted EBITDA margin rose 410 basis points to 27.5%, year over year.

RUBBER CARBON BLACK
(In millions, unless stated otherwise)	Q1 2021	Q1 2020	Y/Y Change in %
Volume (kmt)	182.7	176.8	3.3%
Net sales	215.9	216.2	(0.1)%
Gross profit	49.1	50.5	(2.6)%
Gross Profit per Metric Ton	268.9	285.5	(5.8)%
Adjusted EBITDA	31.2	35.8	(12.9)%
Adjusted EBITDA/metric ton	170.6	202.3	(15.7)%
Adjusted EBITDA Margin (%)	14.4%	16.5%	(210)bps

Rubber Carbon Black volumes increased by 3.3%, year over year, reflecting the broader global economic recovery, particularly in the Asia Pacific region.
Net sales declined marginally by $0.3 million, or 0.1%, to $215.9 million, year over year, primarily reflecting higher sales volume, partially offset by the pass through of lower feedstock costs.

Rubber Adjusted EBITDA declined by $4.6 million, or 12.9%, to $31.2 million, year over year, despite moderately higher volume, primarily due to higher selling, general and administrative expenses and one-time impacts related to Winter Storm Uri. Adjusted EBITDA margin declined 210 basis points to 14.4%, year over year.
Balance Sheet and Cash Flows
As of March 31, 2021, the company had total liquidity of $310.3 million, including cash and equivalents of $62.6 million, $210.1 million under our revolving credit facility capacity, including ancillary lines, and $37.6 million of capacity under other available credit lines. Net debt was $686.9 million and net leverage was 3.32x.
Cash Flow
Cash inflows from operating activities amounted to $1.8 million, down $3.1 million, year over year, primarily driven by higher working capital, partially offset by higher income from operations.
Cash outflows from investing activities were $27.2 million, down $23.6 million, year over year, primarily driven by the timing of EPA-related capital expenditures.
Net cash provided by financing activities of $25.6 million declined $68.9 million, year over year, reflecting lower net borrowings as the year ago period saw the company proactively bolster its cash position in preparation to successfully manage through the pandemic.

ORION ENGINEERED CARBONS S.A.
Outlook
“Despite the still challenging COVID-19 situation in many countries, our second quarter order book remains strong and we are confident in our ability to navigate 2021 and beyond successfully. Although our customers’ visibility into the second half is less clear than usual, we are reinstating full year 2021 Adjusted EBITDA guidance in the range of $250 million to $280 million,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, May 7, 2021, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through May 14, 2021:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13711354
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.
Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. You should not place undue reliance on forward looking statements. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,”

ORION ENGINEERED CARBONS S.A.
“estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.

These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) mitigating the impacts of the global outbreak of the coronavirus, (ii) strengthening our position in specialty carbon blacks and rubber carbon blacks, (iii) increasing our rubber carbon black margins and (iv) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our U.S. manufacturing facilities pursuant to the EPA consent decree; • the outcome of any in-progress, pending or possible litigation or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.

All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions;• volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials (including but not limited to any and all effects from restrictions imposed by the MARPOL convention and respective International Maritime Organization (IMO) regulations in particular to reduce sulfur oxides (SOx) emissions from ships) and energy; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • geopolitical events in the European Union, and in particular the ultimate future relations between the European Union and the United Kingdom resulting from the “Brexit” which may impact the Euro; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental or supranational agencies; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • our indemnities to and from Evonik; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution Margin, Contribution Margin per Metric Ton, Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. Adjusted EBITDA, Adjusted EPS, Contribution Margin and Net Working Capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, income from operations, gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Note S, Commitments and Contingencies. to our audited consolidated financial statements regarding contingent liabilities, including litigation. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors

ORION ENGINEERED CARBONS S.A.
and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “2021 Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.

Reconciliation of Non-GAAP Financial Measures
In this release we refer to Adjusted EBITDA, Contribution Margin, Adjusted Net Income/(Loss) and Adjusted EPS, which are financial measures that have not been prepared in accordance with U.S. GAAP. We refer to these measures as “non-GAAP” financial measures. Adjusted EBITDA is defined as income from operations before depreciation and amortization, adjusted for acquisition related expenses, restructuring expenses, consulting fees related to group strategy, share of profit or loss of joint venture and certain other items. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of certain items that have less bearing on the performance of our underlying core business. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although Adjusted EBITDA excludes the impact of depreciation and amortization, the assets being depreciated and amortized may have to be replaced in the future and thus the cost of replacing assets or acquiring new assets, which will affect our operating results over time, is not reflected; (b) Adjusted EBITDA does not reflect interest or certain other costs that we will continue to incur over time and will adversely affect our profit or loss, which is the ultimate measure of our financial performance and (c) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently. Because of these and other limitations, you should consider Adjusted EBITDA alongside our other U.S. GAAP-based financial performance measures, such as consolidated profit or loss for the period.
Contribution Margin is calculated by subtracting variable costs (such as raw materials, packaging, utilities and distribution costs) from our net sales. We believe that Contribution Margin and Contribution Margin per Metric Ton are useful because we see these measures as indicating the portion of net sales that is not consumed by such variable costs and therefore contributes to the coverage of all other costs and profits.
Adjusted Net Income/(Loss) is defined as profit or loss for the period adjusted for acquisition related expenses, restructuring expenses, consulting fees related to group strategy, certain other items (such as amortization expenses related to intangible assets acquired from our predecessor and foreign currency revaluation impacts) and assumed taxes and Adjusted EPS is defined as Adjusted Net Income divided by the weighted number of shares outstanding. Adjusted Net Income/(Loss) and Adjusted EPS provide guidance with respect to our underlying business performance without regard to the effects of (a) foreign currency fluctuations, and (b) the amortization of intangible assets which other companies may record as goodwill having an indefinite lifetime and thus no amortization. Other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Adjusted Net Income/(Loss) and Adjusted EPS.
We define Net Working Capital as the total of inventories and current trade receivables, less trade payables. Net Working Capital is as well a non-GAAP financial measure, and other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Net Working Capital.
We have not provided a reconciliation of forward-looking Adjusted EBITDA to the most comparable GAAP measure of net income. Providing net income guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactions and other non-core operating items that are included in net income. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historic periods are indicative of the reconciliation that will be presented upon completion of the periods covered by the non-GAAP guidance.

ORION ENGINEERED CARBONS S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure:

Reconciliation of profit or (loss)	Three Months Ended March 31,
(In thousands)	2021	2020

Net income	$23,538	$18,032
Add back income tax expense	8,274	$7,635
Add back equity in earnings of affiliated companies, net of tax	(146)	$(133)
Pre-tax income before equity in earnings of affiliated companies	31,666	$25,534
Add back interest and other financial expense, net	9,959	$9,610
Add back reclassification of actuarial losses from AOCI	1,228	$2,398
Income from operations	42,853	$37,543
Add back depreciation, amortization and impairment of intangible assets, right of use assets, and property, plant and equipment	25,627	$23,845
EBITDA	68,480	$61,388
Equity in earnings of affiliated companies, net of tax	146	$133
Long term incentive plan	1,060	$(1,139)
EPA-related expenses	1,731	$2,589
Other adjustments	(566)	$873
Adjusted EBITDA	$70,851	$63,844
The following table reconciles Contribution Margin and Contribution Margin per Metric Ton to gross profit:

	Three Months Ended March 31,
(In millions, unless otherwise indicated)	2021	2020

Net sales	$360.1	$336.0
Variable costs(1)	(213.0)	(204.1)
Contribution Margin	147.1	131.9
Freight	22.5	19.2
Fixed Costs(2)	(67.1)	(60.8)
Gross profit	$102.5	$90.2
Volume (in kmt)	254.1	235.1
Contribution Margin per Metric Ton	$578.9	$560.8
Gross Profit per Metric Ton	$403.5	$383.6
(1) Includes costs such as raw materials, packaging, utilities and distribution.
(2) Includes costs such as depreciation, amortization and impairment of intangible assets and property, plant and equipment, personnel and other production related costs.

ORION ENGINEERED CARBONS S.A.

Adjusted EPS	Three Months Ended March 31,
(In thousands, except per share amounts)	2021	2020

Net income	$23,538	$18,032
add back long term incentive plan	1,060	(1,139)
add back EPA-related expenses	1,731	2,589
add back other adjustment items	(566)	873
add back reclassification of actuarial losses from AOCI	1,228	2,398
add back amortization	3,688	1,845
add back foreign exchange rate impacts	3,223	5,209
add back amortization of transaction costs	539	501
Tax effect on add back items at estimated tax rate	(3,271)	(3,683)
Adjusted Net Income	$31,169	$26,626

Total add back items	$7,632	$8,594
Impact add back items per share	$0.12	$0.14
Earnings per share (basic)	$0.39	$0.30
Adjusted EPS	$0.51	$0.44

ORION ENGINEERED CARBONS S.A.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2021	2020

Net sales	$360,077	$336,007
Cost of sales	257,557	245,815
Gross profit	102,520	90,193
Selling, general and administrative expenses	52,353	44,519
Research and development costs	4,760	4,956
Other expenses, net	2,554	3,175
Income from operations	42,853	37,543
Interest and other financial expense, net	9,959	9,610
Reclassification of actuarial losses from AOCI	1,228	2,398
Pre-tax income before equity in earnings of affiliated companies	31,666	25,534
Income tax expense	8,274	7,635
Equity in earnings of affiliated companies, net of tax	146	133
Net income	$23,538	$18,032

Weighted-average shares outstanding (in thousands of shares):
Basic	60,648	60,276
Diluted	60,812	61,391
Earnings per share:
Basic	$0.39	$0.30
Diluted	$0.39	$0.29

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In thousands, except share amounts)	March 31, 2021	December 31, 2020

Current assets
Cash and cash equivalents	$62,632	$64,869
Accounts receivable, net of expected credit losses	257,697	234,796
Other current financial assets	2,978	3,630
Inventories, net	157,504	141,461
Income tax receivables	11,415	11,249
Prepaid expenses and other current assets	45,334	44,452
Total current assets	537,560	500,456
Property, plant and equipment, net	605,069	610,530
Right-of-use assets	92,794	85,639
Goodwill	80,721	84,480
Intangible assets, net	42,974	46,772
Investment in equity method affiliates	5,528	5,637
Deferred income tax assets	58,028	52,563
Other financial assets	699	761
Other assets	2,438	2,956
Total non-current assets	888,249	889,337
Total assets	$1,425,809	$1,389,793

Current liabilities
Accounts payable	$141,529	$131,250
Current portion of long term debt and other financial liabilities	107,843	82,618
Current portion of employee benefit plan obligation	948	1,118
Accrued liabilities	39,424	49,176
Income taxes payable	28,228	23,906
Other current liabilities	38,700	36,676
Total current liabilities	356,672	324,745
Long-term debt, net	637,127	655,826
Employee benefit plan obligation	79,930	83,310
Deferred income tax liabilities	44,619	38,770
Other liabilities	104,614	106,131
Total non-current liabilities	866,290	884,036

Stockholders' equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 60,590,526 and 60,487,117 shares	85,323	85,323
Less 401,733 and 505,142 shares of common treasury stock, at cost	(7,345)	(8,515)
Additional paid-in capital	68,356	68,502
Retained earnings	107,945	84,407
Accumulated other comprehensive loss	(51,432)	(48,705)
Total stockholders' equity	202,846	181,013
Total liabilities and stockholders' equity	$1,425,809	$1,389,793

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(In thousands)	2021	2020

Cash flows from operating activities:
Net income	$23,538	$18,032
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	25,627	23,845
Amortization of debt issuance costs	539	501
Share-based incentive compensation	1,060	(1,139)
Deferred tax (benefit)/provision	(2,068)	(1,865)
Foreign currency transactions	3,641	1,219
Reclassification of actuarial losses from AOCI	1,228	2,398
Other operating non-cash items	204	360
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	(30,535)	(31,097)
Inventories	(19,845)	(11,681)
Trade payables	11,383	4,391
Other provisions	(7,946)	(11,365)
Income tax liabilities	4,206	12,016
Other assets and liabilities	(9,226)	(711)
Net cash provided by operating activities	1,805	4,905
Cash flows from investing activities:
Cash paid for the acquisition of intangible assets and property, plant and equipment	(27,227)	(50,851)
Net cash used in investing activities	(27,227)	(50,851)
Cash flows from financing activities:
Repayments of long-term debt	(2,072)	(2,006)
Cash inflows related to current financial liabilities	35,465	109,813
Cash outflows related to current financial liabilities	(7,734)	—
Dividends paid to shareholders	—	(12,045)
Taxes paid for shares issued under net settlement feature	(36)	(1,202)
Net cash provided by financing activities	25,623	94,560
Increase/(decrease) in cash, cash equivalents and restricted cash	202	48,614
Cash, cash equivalents and restricted cash at the beginning of the period	67,865	68,231
Effect of exchange rate changes on cash	(2,572)	(6,630)
Cash, cash equivalents and restricted cash at the end of the period	65,495	110,215
Less restricted cash at the end of the period	2,863	2,675
Cash and cash equivalents at the end of the period	$62,632	$107,540